UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

First Horizon National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Presented below is the text of an email

sent to First Horizon employees on May 4, 2017]

Merger will make us fourth largest regional bank in the Southeast

This morning we are announcing the largest merger in our history.  We have signed an agreement to acquire Capital Bank Financial Corp., a bank with $10 billion in assets and 193 branches in the Carolinas, Tennessee, Florida and Virginia.  Once we complete the merger late this year we will become the fourth largest regional bank in the Southeast.

This merger is important on many fronts.  It will bring the talented people of Capital Bank to First Tennessee.  It will dramatically increase our presence in attractive, growing markets in our Mid-Atlantic region.  It will give us a significant number of new customers to build relationships with and new products and services to help meet their needs.  It will give employees greater career opportunities and help us recruit strong talent.  It will give us scale to invest in new products, new technologies and development opportunities for our people.  As we grow from $30 billion in assets and 4,300 employees to $40 billion in assets and almost 6,000 employees, we will be able to capitalize on the $130 million-plus we’ve invested in our technology platform over the past six years.

Over the next several months we will seek approval for the transaction from regulators and shareholders of both companies.  Once we close, we’ll begin our most important journey yet – combining talent, capabilities and expertise that will greatly enhance our presence in vibrant markets across the Southeast.

Our combined organization will have $40 billion in assets, $32 billion in deposits, $27 billion in loans and more than 300 branches in Tennessee, North Carolina, South Carolina, Florida, Mississippi, Georgia, Texas and Virginia.  Our branches in Tennessee will operate as First Tennessee, and branches outside Tennessee will operate under our existing bank charter as Capital Bank.  We will have the capabilities of a big bank with the feel of a community bank.

We will deliver on our promise to be the best at serving our customers, one opportunity at a time.

We will be thoughtful, deliberate and collaborative as we combine our companies.  We will look for the best in people, processes, technology and products to make our combined organization stronger and better for the long term.

Teams from both companies will plan for a smooth transition on all fronts.  Nothing will change for customers or employees for now, and we’ll communicate as decisions are made and the closing date nears.

This morning Gene Taylor, chairman and CEO of Capital Bank, is with me at our corporate headquarters in Memphis to announce our agreement to the public.  This afternoon I invite you to join us for a town hall where we’ll give you more information about what this means for our future and answer your questions.  Starting Monday we’ll host a series of receptions in Capital Bank markets so our executives can begin to meet their employees and together celebrate our partnership.

Volatility in stock price often follows important announcements like the one we’re making today.  Over the coming months as we unveil our plans for a stronger combined company, we believe everyone involved will see the potential and promise of this merger.

This is an exciting day for us.  Thank you for all you’ve done to make it possible.

Town hall

Join us for our town hall today at 1:00 p.m. Central time at one of these locations.  If you can’t attend at that time, watch for an audio recording on FirstNet later today.

Region	Meeting Location
Bristol, TN	Main Office - 1st Fl. Conference Room
Charlotte, NC	Corporate Banking Conference Room - 1st and 4th Fl.
Charleston, SC	Corporate Banking Conference Room
Chattanooga, TN	Main Office - Board Room - 2nd Fl.
Chicago, IL	FTN Financial - 500 W Madison Ste. 1705 - Conference Room
Cleveland, TN	Main Office - 2nd Fl. Conference Room
Cookeville, TN	President’s Office
Dallas, TX	Flower Mound Room
Franklin, TN	Franklin Two - Meridian Commercial Board Room
Franklin, TN	Main Office - Board Room
Franklin, TN	Watson Glenn Financial Center - Private Client - Conference Room
Gallatin, TN	Main Office - Board Room
Germantown, TN	Main Office - Conference Room
Greenville, NC	Main Office - Greenville, NC
Greeneville, TN	Main Office - Board Room
Houston, TX	3009 Post Oak Boulevard #1210 - Conference Room
Houston, TX	FTN Financial - Cobalt Center - 11th Fl.
Huntsville, AL	Hickory Venture - Joe Sims Library
Jackson, TN	Main Office - Board Room
Jacksonville, FL	One Enterprise Tower, 225 Water St. 15th Fl. - Conference Room
Johnson City, TN	Main Office - Board Room
Kingsport, TN	Main Office - Board Room
Knoxville, TN	Main Office - 1st Fl. Training Room
Knoxville, TN	Chapman Hwy - First Link/Customer Service - Conference Room
Knoxville, TN	Chapman Hwy - Collections - Conference Room
Lebanon, TN	Main Office - Board Room
Louisville, KY	Corporate Banking - Conference Room
Maryville, TN	Data Center - Training Room
Maryville, TN	Main Office - Board Room
Memphis, TN	Corporate Headquarters - Horizon Room - M Level
Memphis, TN	Corporate Headquarters - Marketing - 11th Fl.
Memphis, TN	Court Thomas - Credit Ops - 7th Fl. Training Room
Memphis, TN	Court Thomas - Tennessee Room - 6th Fl.
Memphis, TN	East Poplar - 3rd Fl. - Conference Room
Memphis, TN	East Poplar - 4th Fl. - Conference Room
Memphis, TN	First Ops - Conference Room - FOPSW-A-453

Memphis, TN	First Ops - Consumer Lending Center - FOPSW MT-A-466
Memphis, TN	First Ops - Wire Transfer - FOPSW-351
Memphis, TN	FTN Financial - 2nd Fl. - Training Room
Memphis, TN	FTB Advisors - East Poplar - 3rd Fl.
Memphis, TN	Lynnfield D - 2nd Fl. Training Room
Memphis, TN	Ron Terry Center - Auditorium
Mobile, AL	FTN Financial - Suite 3000 - Conference Room
Morristown, TN	Main Office - Board Room
Murfreesboro, TN	Main Office - Board Room
Nashville, TN	Main Office - Commodore Room
New York, NY	FTN Financial - 444 Madison Avenue - 9th Fl.
Raleigh, NC	Corporate Banking - Conference Room
Raleigh, NC	Glenwood Office - Conference Room
Richmond, VA	Corporate Banking - Conference Room
Scottsdale, AZ	Franchise Finance - Conference Room - 1st Fl.
Sevierville, TN	Main Office - Board Room
Southaven, MS	Main Office - Board Room
Stamford, CT	Corporate Banking - Conference Room
Winston-Salem, NC	Corporate Banking - Conference Room

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon and Capital Bank, and many of which, with respect to future business decisions and actions, are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general, and local economic and business conditions; expectations of and actual timing and amount of interest rate movements; market and monetary fluctuations; inflation or deflation; customer, investor, competitor, regulatory, and legislative responses to any or all of these conditions; demand for First Horizon’s and Capital Bank’s product offerings; the actions of regulators and agencies, including in connection with the regulatory approval process associated with the merger; pending, threatened, or possible future regulatory, administrative, and judicial outcomes, actions, and proceedings; changes in laws and regulations applicable to First Horizon and Capital Bank; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all ; the possibility that the transaction may be more expensive to complete than anticipated, ; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships; First Horizon’s and Capital Bank’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of First Horizon and Capital Bank.

Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC, and in Capital Bank’s Annual Report on Form 10-K for the year ended December 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of Capital Bank’s website, www.CapitalBank-US.com, under the heading “Financials & Filings” and in other documents Capital Bank files with the SEC.

Important Other Information

In connection with the proposed transaction, First Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of First Horizon and Capital Bank and a Prospectus of First Horizon, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving First Horizon and Capital Bank will be submitted to First Horizon’s shareholders and Capital Bank’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON AND STOCKHOLDERS OF CAPITAL BANK ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about First Horizon and Capital Bank, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon National Corporation, 165 Madison, 8th Floor, Memphis, TN 38103, telephone (901)523-5679, or Kenneth A. Posner, Capital Bank Financial Corp, 1345 Avenue of the Americas, Suite 2-087, New York, NY 10105, telephone (212)399-4020.

Participants in the Solicitation

First Horizon, Capital Bank and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding First Horizon’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 13, 2017, and certain of its Current Reports on Form 8-K. Information regarding Capital Bank’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on April 28, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.